UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

SOMAXON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51665	20-0161599
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10935 Vista Sorrento Parkway, Suite 250, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 20, 2012, Thomas G. Wiggans informed Somaxon Pharmaceuticals, Inc. (“Somaxon”), that he did not intend to stand for re-election to Somaxon’s board of directors at Somaxon’s 2012 annual meeting of stockholders. Mr. Wiggans’ decision did not result from any disagreement with Somaxon concerning any matter relating to Somaxon’s operations, policies or practices. Mr. Wiggans serves as an independent Class I director whose term will expire on the date of Somaxon’s 2012 annual meeting of stockholders.

The board of directors of Somaxon, acting upon the recommendation of the nominating/corporate governance committee of the board of directors, has determined that, effective as of the expiration of Mr. Wiggans’ term as a director on the date of Somaxon’s 2012 annual meeting of stockholders, the size of the board of directors will be reduced from eight to seven.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: March 23, 2012

	By:	/s/ Matthew W. Onaitis
	Name:	Matthew W. Onaitis
	Title:	Senior Vice President and General Counsel